                                                               EXHIBIT 99(B)(17)

Effective Premiums
--------------------------------------------------------------------------------

o     Proposed transaction value of $35.62, per share, in cash was analyzed.

                                                           JRM Value   Premium
                                                           ---------   -------
Relative To JRM Close On May 4, 1999

Nominal Premium                                             $  31.63     12.6%

No Premium On Excess Cash1                                               21.4

Relative To Estimated JRM Price If No Transaction

Nominal Premium                                             $  29.89     19.2%

No Premium On Excess Cash1                                               33.8

Relative To 20-Day Trading Average Through March 9, 1999

Nominal Premium                                             $  22.43     58.8%

No Premium On Excess Cash1                                              139.1

----------
1 Excess cash is $12.95 per JRM share.

Analysis Of JRM Value At May 4, 1999
--------------------------------------------------------------------------------
(Amounts in dollars)

                                                               Prior To Announcement Date
                                                          -----------------------------------
                                                                        20-Day       3-Month
                                                          One-Day       Trading      Trading
                                                           Prior1      Average2     Average2
                                                          -------      --------     --------
Percent Change To Current
OSX                                                          45.4%        57.6%        53.2%
Offshore Construction Comparables                            57.0         69.6         63.0
Oil Service Comparables                                      53.2         64.8         59.3
                                                           ------       ------       ------
    Average                                                  51.9%        64.0%        58.5%
                                                           ======       ======       ======

JRM Share Price                                            $24.38       $22.43       $24.26
Less:  Excess Cash                                         (12.95)      (12.95)      (12.95)
                                                           ------       ------       ------
    Net Share Price                                         11.43         9.48        11.31

Net Share Price Adjusted For Industry Recovery              17.35        15.55        17.92
Plus: Excess Cash                                           12.95        12.95        12.95
                                                           ------       ------       ------
    Estimated JRM Share Price If No Transaction            $30.30       $28.50       $30.87
                                                           ======       ======       ======

    Estimated MII Share Price If No Transaction            $29.39       $27.90       $30.07
                                                           ======       ======       ======

            ------------------------------------------------------------------

            Suggested JRM Value Adjusted For Recovery3                  $29.89
                                                                        ======

            Suggested MII Value Adjusted For Recovery4                  $29.12
                                                                        ======
            ------------------------------------------------------------------

----------
1 March 9, 1999
2 Period ending March 9, 1999.
3 Closing price on May 4, 1999 was $31.63.
4 Closing price on May 4, 1999 was $28.88.

Comparable Minority Squeeze Out Premium Analysis - Cash Transactions1
--------------------------------------------------------------------------------
(Dollar amounts in millions, except per share)

                                                                                                       Premium: Closing Valuation
                                                                                                               Relative To
                                                                                                     Pre-Announcement Share Prices
                                                                                                    --------------------------------
                                                                  Date   Transaction    Percent     One-Day    One-Week   Four Weeks
            Acquiror                      Subsidiary           Announced   Value       Acquired      Prior       Prior       Prior
--------------------------------   -------------------------   --------- -----------   --------     -------    --------   ----------
GTE Corp.                          Contel Cellular, Inc.        9/08/94   $  254.3       10.0%       43.7%       37.8%       36.0%
Pacificorp                         Pacific Telecom             11/02/94      159.0       13.4        23.7        23.7        23.7
Fleet Financial Group              Fleet Mortgage Group        12/28/94      188.1       19.0        19.4        18.5        18.5
Club Mediterrenee SA               Club Med Inc.                4/05/94      153.4       33.0        41.4        39.9        44.6
COBE Laboratories SA (Gambro AB)   REN Corp-USA                 7/14/95      182.1       47.0        27.0        20.3        26.0
Novartis AG                        SyStemix Inc.                5/27/96      107.6       26.8        25.6        23.1        25.3
Zurich Versicherungs GmbH          Zurich Reinsurance Centre    1/13/97      319.0       34.0        17.1        18.5        11.6
Mafco Holdings Inc.                Mafco Consolidated Group     1/21/97      116.8       15.0        23.5        23.5        27.6
Monsanto, Inc.                     Calgene Inc.                 1/28/97      242.6       43.7        62.0        60.0        60.0
Anthem, Inc.                       Acordia, Inc.                6/02/97      193.2       33.2        12.7        11.5        26.0
Investor Group                     BET Holdings, Inc.           3/17/98      462.3        N/A        53.7        58.5        58.2
Dow AgroSciences (Dow Chemical)    Mycogen Corp.                4/30/98      355.2        N/A        41.8        40.0        52.4
Usinor SA                          J&L Specialty Steel, Inc.    9/23/98      115.0       46.5       100.0       112.5        37.8

------------------------------------------------------------------------------------------------------------------------------------
    Mean2                                                                 $  223.0       28.6%       32.6%       31.3%       32.3%
    Median                                                                   190.7       29.9        26.3        23.6        26.8
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
$35.62 Proposed Transaction3

Recent JRM Share Prices                                                   $  520.3       37.2%       21.4%4      34.9%5      35.4%6
Adjusted JRM Prices Reflecting No Transaction                                                        30.6        30.4        26.5
------------------------------------------------------------------------------------------------------------------------------------

Source:  Securities Data Corporation.

----------------
1 Cash transactions in the $100 million to $1 billion range since January 1,
  1994.
2 Excluding high and low.
3 Premiums assume no premium on excess cash.
4 Relative to May 4, 1999 close $31.63.
5 Relative to April 27, 1999 close $29.75.
6 Relative to April 6, 1999 close $29.69.

Transaction Multiples
--------------------------------------------------------------------------------

o     At proposed transaction price of $35.62:

                                       EPS               P/E Ratio
                                 -----------------   -----------------
                                 FY2000     FY2001   FY2000     FY2001
                                 ------     ------   ------     ------

Nominal P/E Ratio                $ 1.10     $ 1.82   32.4x       19.6x

P/E Ratio On JRM Business                            39.7x       17.6x

                                       EBDIT           EBDIT Multiple
                                 -----------------   -------------------

                                 FY2000     FY2001   FY2000     FY2001
                                 ------     ------   ------     ------

Nominal EBDIT Multiple           $ 82.8     $107.3   16.9x       13.1x

EBDIT Multiple On JRM Business                       10.8x        8.3x

Comparison Of Multiples1
--------------------------------------------------------------------------------

                         EBDIT Multiples                   P/E Ratios
                         (Calendar Years)               (Calendar Years)
                      -----------------------      ----------------------
                      1999               2000      1999              2000
                      ----               ----      ----              ----
JRM Comparables
Aker Maritime          7.3x               7.0x     13.2x              12.4x
Coflexip               6.0x               5.6x     16.7x              14.8x
Cooper Cameron        13.3x              11.7x     37.2x              28.7x
Dril-Quip             18.2x              14.3x     34.7x              26.0x
DSND                   6.5x               6.7x      9.8x              10.1x
IHC Caland             7.3x               6.7x     16.7x              14.7x
Global Industries     14.1x              10.4x     49.5x              25.3x
Oceaneering            6.6x               6.5x     14.9x              14.4x
Saipem                 4.4x               4.2x     15.1x              13.4x
Stolt Comex            6.9x               6.2x     16.1x              12.9x
                       ----               ----     -----              ------
    Average            9.1x               7.9x     22.4x              17.3x
                       ====               ====     =====              ======
MII Comparables
Babcock Intl. Group    N/A                N/A      10.5x               9.4x
Jacobs Engineering     4.1x               7.4x     16.1x              13.9x
Fluor                  4.1x               4.4x     13.4x              15.4x
Litton Industries      7.7x               7.2x     15.0x              13.5x
Foster Wheeler         5.7x               6.5x     10.2x              16.5x
                       ----               ----     -----              ------
    Average            5.4x               6.4x     13.0x              13.7x
                       ====               ====     =====              ======
----------
1 As of May 4, 1999.

JRM Historical Stock Price
--------------------------------------------------------------------------------

     Graph depicting the Company's daily stock price close from January 1, 1996 to May 4, 1999 versus the Parents offer price of $35.62; the Company's closing stock price on January 1, 1996, 1997, 1998 and 1999 and May 4, 1999 was $18.38,
$21.88, $41.94, $24.00 and $31.62, respectively

Premiums And Accretion/(Dilution) In All-Cash Transaction
--------------------------------------------------------------------------------
(Amounts in dollars)

                                      Cash Offer
                                         Value
                                        $35.62
                                      ----------
MII EPS Accretion/(Dilution)

      2000                               $ (0.52)

      Percent                              (28.5%)

      2001                               $ (0.34)

      Percent                              (13.3%)

Excess Cash (Post Transaction)                --